UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November  29, 2013

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E Pikes Peak Ave, Suite 210, Colorado Springs, CO	80903
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 30, 2012, Century Casinos, Inc.’s subsidiary Century Casinos Europe GmbH ("CCE") signed credit and management agreements with United Horsemen of Alberta Inc. ("UHA") in connection with the development of a proposed Racing Entertainment Center (“REC”) in Balzac, north metropolitan area of Calgary, Alberta, Canada, which would be exclusively managed by the Company upon completion.

On November 29, 2013, CCE finalized an amended credit agreement with UHA in connection with the development of the proposed REC under which CCE agreed to loan to UHA a total of CAD 24 million in two separate loans, Loan A and Loan B. Loan A would be for CAD 13 million, and Loan B would be for CAD 11 million. Both loans are for the exclusive use of developing the REC project. CCE intends to fund both loans with additional borrowings under the credit agreement with the Bank of Montreal (“BMO Credit Agreement”). The Company has a commitment letter with BMO for an additional CAD 11 million credit facility under the BMO Credit Agreement. Loan A has an interest rate of LIBOR plus 800 basis points and a term of five years, and CAD 11 million is convertible at CCE’s option into an ownership position in UHA of up to 60%. Loan B has an interest rate equivalent to the rate charged under the BMO Credit Agreement and a term of five years, and represents an additional ownership position in UHA of 15%. CCE will not advance funds from Loan B to UHA until all monies from Loan A have been advanced. Both loans are secured by a leasehold mortgage on the REC property and a pledge of UHA’s stock by the majority of UHA shareholders.

Once the REC is developed and operational and for as long as CCE has not converted the UHA loans into a majority ownership position in UHA, CCE will receive 60% of UHA’s net profit before tax as a management fee.

The REC project is subject to development and licensing approvals from the Alberta Gaming and Liquor Commission (“AGLC”). Horse Racing Alberta, the governing authority for horseracing in Alberta, has approved the REC project and approved a license. We anticipate that UHA will complete the REC by the end of 2014.

This summary of the amended credit agreement is qualified in its entirety by the text of the agreement, a copy of which is attached to this Form 8-K as Exhibit 10.2B and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.2B

Credit Agreement as of November 29, 2013 by and between Century Casinos Europe GmbH and United Horsemen of Alberta Inc.

99.1

Century Casinos, Inc. press release announcing amended credit agreement to develop racing entertainment center.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: December 3, 2013	By : /s/ Margaret Stapleton
Margaret Stapleton
Executive Vice President and Principal Financial/Accounting Officer